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                                                                 Rule 424(b)(3)
                                                     Registration No. 333-26517

                        LORAL SPACE & COMMUNICATIONS LTD.

               PROSPECTUS SUPPLEMENT NO. 11 DATED OCTOBER 14, 1998
                        TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                Number of        Number of
                                                Shares of        Shares of
                                                Preferred         Common
                                                  Stock           Stock
Selling Holders                                   -----           -----

BT Alex.Brown Inc.                                50,000          125,000